UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 28, 2012

China HGS Real Estate, Inc.

(Exact name of registrant as specified in charter)

Florida	001-34864	33-0961490
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor, Hanzhong City

Shaanxi Province, PRC 723000

(Address Of Principal Executive Offices) (Zip Code)

(86) 091-62622612

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2012, China HGS Real Estate, Inc. (the “Company”), through Shaanxi Guangsha Investment and Development Group Co., Ltd. (“Guangsha”), a company that the Company controls through a series of contractual arrangements, entered into an employment contract (the “Employment Contract”) with Mr. Wei (Samuel) Shen  to serve as Chief Financial Officer of the Company.  The appointment of Mr. Shen was unanimously approved by the Company’s Board of Directors on May 28, 2012.

The term of the Employment Contract is for one year and will expire on May 27, 2013. Upon expiration of the Employment Contract, the parties may agree on the renewal and enter into a new employment contract. Pursuant to the Employment Contract, Mr. Shen will receive a monthly salary of RMB60,000 (approximately US$9,500) and an annual discretional bonus up to RMB180,000 (approximately US$28,000). Mr. Shen is also entitled to 100,000 shares of restricted common stock of the Company at the end of the term, subject to his continuing employment with the Company.  According to the Employment Contract, the Company may terminate the employment with Mr. Shen for causes defined in the Employment Contract with thirty days’ advance written notice. Under certain circumstances provided in the Employment Contract, the Company may elect to pay an additional month’s salary to replace its written notice advancement obligation. Mr. Shen may terminate the employment with the Company by giving a ninety-day advance written notice to the Company.  The Employment Contract also contains covenants regarding non-competition and confidentiality.

Mr. Shen, age 34, has been a Vice President for Finance, of the Company since November 2011. Prior to joining the Company, Mr. Shen was a Director at Bluehill Investment Advisory Group, a Canada-PRC based consulting firm, where he helped several U.S. and Canadian listed Chinese companies with their financial reporting, internal control implementation, and SOX compliance training. From 2006 to 2011, Mr. Shen served as an Audit Assurance Manager at MSCM LLP, Toronto, where he managed audit engagements for U.S. and Canadian public companies in real estate, health care, manufacturing, and IT industries. Mr. Shen holds both Chartered Accountant and Certified Public Accountant designations and is experienced with financial reporting under IFRS, U.S. and Canadian GAAP. Mr. Shen holds a Master of Management and Accounting from the Rotman School of Management, University of Toronto. Mr. Shen earned a Bachelor of Science in Computer Science and Mathematics from McMaster University and a Bachelor of Commerce in International Trade from Shanghai University.

Mr. Shen has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Shen had, or will have, a direct or indirect material interest.

On May 28, 2012, Mr. Xiaojun Zhu resigned from his position as Chief Financial Officer of the Company. Upon resignation, Mr. Zhu continues to serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

A copy of the Employment Contract is attached as Exhibit 10.1 and is incorporated herein by reference.

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On May 29, 2012, the Company issued a press release announcing the appointment of Mr. Shen as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Contract, dated May 28, 2012.
99.1	Press Release, dated May 29, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China HGS Real Estate, Inc.

By:	/s/Xiaojun Zhu

Name:	Xiaojun Zhu

Title:	President and Chief Executive Officer

Dated: May 29, 2012

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Exhibit Index

Exhibit No.	Description

10.1	Employment Contract, dated May 28, 2012.
99.1	Press Release, dated May 29, 2012

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